Exhibit 99.1

HireQuest Reports Financial Results for Second Quarter 2024

GOOSE CREEK, South Carolina – August 8, 2024 – HireQuest, Inc. (Nasdaq: HQI), a national franchisor of direct dispatch, executive search, and commercial staffing services, today reported financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Summary

●	Franchise royalties decreased 6.2% to $8.2 million compared to $8.7 million in the prior year period.
●	Total revenue decreased 3.4% to $8.7 million compared to $9.0 million in the prior year period.
●

Selling, general and administrative (“SG&A”) expenses were $5.3 million, a decrease of 6.0% compared to $5.6 million in the prior year period. Excluding net workers’ compensation expense of $547,000, MRINetwork advertising fund expense of $105,000, and impairment of notes receivable of $50,000, SG&A for the quarter would have decreased 7.1%.

●	Income from operations of $2.7 million was consistent with $2.7 million in the prior year period. Income from operations increased sequentially by 28.2% compared to Q1 2024.
●

Net income from continuing operations was $2.1 million, or $0.15 per diluted share, consistent with net income from continuing operations of $2.1 million, or $0.15 per diluted share in the prior year period. Net income was $2.0 million compared to $2.0 million in the prior year period.

●	Adjusted EBITDA was $4.0 million compared to $3.9 million in the prior year period.

Year-To-Date 2024 Summary

●	Franchise royalties decreased 11.4% to $16.0 million compared to $18.1 million for the six months ended June 30, 2023.
●	Total revenue decreased 9.3% to $17.1 million compared to $18.8 million in the prior year period.
●

SG&A expenses decreased 4.9% to $10.9 million compared to $11.5 million in the prior year period. Excluding net workers’ compensation expense of $1.1 million, MRINetwork advertising fund expense of $206,000, and impairment of notes receivable of $50,000, SG&A for the quarter would have decreased 10.0%.

●	Income from operations decreased 19.8% to $4.8 million compared to $6.0 million in the prior year period.
●

Net income from continuing operations was $3.8 million, or $0.27 per diluted share, compared to net income of $4.4 million, or $0.32 per diluted share in the prior year period. Net income for the six months ended June 30, 2024 was $3.7 million compared to $4.6 million.

●	Adjusted EBITDA of $7.4 million compared to $8.5 million in the prior year period.

System-wide sales for the second quarter of 2024 decreased to $146.1 million compared to $157.0 million for the same period in 2023. System-wide sales for the six months ended June 30, 2024 decreased to $280.2 million compared to $310.5 million in the prior year period.

Rick Hermanns, HireQuest’s President and Chief Executive Officer, commented, “Our second quarter results were highlighted by sustained profitability as we continue to manage costs and execute on our business strategy. We took steps earlier this year to lower our workers’ compensation expense and now our focus is on driving enhanced revenues as the market for staffing solutions continues to slowly recover from what has been a challenging economic environment for the entire industry.

“That said, HireQuest has managed to efficiently weather this storm and perform admirably compared to industry peers,” Mr. Hermanns continued. “We have a long-term view of this business, and since 2019, we have been able to nearly double annual system-wide sales and drive strong, double-digit compounded annual growth in profitability that outpaces the sector and validates the strength of our model. M&A continues to be a key part of our growth strategy, and we are diligently evaluating opportunities that we believe can enhance our staffing offerings and add meaningful value to our business.

“As we move into the latter half of 2024, we’re focused on controlling what we can control and the continued execution of our growth strategy. We believe that we are well positioned in the back half of this year with an improving staffing market, reduced expenses, and a superior business model to drive continued growth and value for our shareholders.”

Second Quarter 2024 Financial Results

Franchise royalties in the second quarter of 2024 were $8.2 million compared to $8.7 million in the prior-year period. The $544,000 net decrease was related primarily to a decline from MRINetwork, which offset increases from TradeCorp and HireQuest Direct. Service revenue was $479,000 compared to $245,000 in the prior-year period. Total revenue in the second quarter of 2024 was $8.7 million compared to $9.0 million in the year-ago quarter, a decrease of 3.4%, primarily driven by lower system-wide sales.

SG&A expenses in the second quarter of 2024 were $5.3 million compared to $5.6 million in the second quarter of 2023. Excluding workers’ compensation expense, MRINetwork ad fund, and impairment of notes receivable, SG&A expense in the quarter would have been approximately $4.6 million.

Depreciation and amortization in the second quarter of 2024 was approximately $697,000, consistent with $700,000 in the second quarter of 2023.

Interest and other financing expense in the second quarter of 2024 was approximately $253,000 compared to $314,000 for the second quarter of 2023. Interest and other financing expense will fluctuate as the Company utilizes the line of credit for acquisitions or other short-term liquidity needs.

Net income from continuing operations in the second quarter of 2024 was $2.1 million, or $0.15 per diluted share, consistent with net income from continuing operations of $2.1 million, or $0.15 per diluted share, in the second quarter last year. Net income was $2.0 compared to $2.0 million in the prior year period.

Adjusted EBITDA for the second quarter of 2024 was $4.0 million compared to $3.9 million in the second quarter last year.

Year-To-Date 2024 Financial Results

Franchise royalties for the six-months ended June 30, 2024 were $16.0 million compared to $18.1 million for the same period in 2023, primarily related to a decrease in system-wide sales for MRINetwork. Service revenue was $1.1 million compared to $736,000 in the prior-year period. Total revenue was $17.1 million compared to $18.8 million in the same year-ago period, driven by an overall decrease in system-wide sales.

SG&A expenses in the first half of 2024 were $10.9 million compared to $11.5 million for the same period of 2023. Excluding workers’ compensation expense, MRINetwork ad fund, and impairment of notes receivable, SG&A expense in the first half of 2024 would have been approximately $9.5 million.

Interest and other financing expense for the first half of 2024 was approximately 495,000, compared to $854,000 in the prior year period. The first half of 2023 included fees and expenses related to switching our credit facility to a new financial institution. Interest and other financing expense will fluctuate as the Company utilizes the line of credit for acquisitions or other short-term liquidity needs.

Net income from continuing operations in the year-to-date period for 2024 was $3.8 million, or $0.27 per diluted share, compared to net income from continuing operations of $4.4 million, or $0.32 per diluted share, in the same year-ago period. Net income for the year-to-date period in 2024 was $3.7 million compared to $4.6 million in the prior year period.

Adjusted EBITDA for the first half of 2024 was $7.4 million compared to $8.5 million in the same prior-year period.

Balance Sheet and Capital Structure

Cash was $614,000 as of June 30, 2024, compared to $1.3 million as of December 31, 2023. Total assets were $107.6 million as of June 30, 2024, compared to $103.8 million as of December 31, 2023. Total liabilities were $42.2 million as of June 30, 2024, compared to $41.1 as of December 31, 2023.

Working capital as of June 30, 2024, was $20.6 million compared to $15.7 million as of December 31, 2023.

At June 30, 2024, assuming continued covenant compliance, availability under the line of credit was approximately $24.6 million based on eligible collateral, less letter of credit reserves, bank product reserves, and current advances.

On June 17, 2024, the Company paid a quarterly cash dividend of $0.06 per share of common stock to shareholders of record as of June 3, 2024. The Company intends to pay a $0.06 cash dividend on a quarterly basis, but the declaration of any dividend and the exact amount each quarter will be based on its business results and financial position, and is subject to board of director discretion.

Conference Call

HireQuest will hold a conference call to discuss its financial results.

Date:	Thursday, August 8, 2024
Time:	4:30 p.m. Eastern time
Toll-free dial-in number:	877-545-0320
International dial-in number:	973-528-0002
Entry	Code: 788042

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay at  https://www.webcaster4.com/Webcast/Page/2359/50893 and via the investor relations section of HireQuest’s website at www.hirequest.com.

A replay of the conference call will be available through Thursday, August 22, 2024.

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 50893

About HireQuest

HireQuest, Inc. is a nationwide franchisor of direct dispatch, executive search, and commercial staffing solutions for HireQuest Direct, HireQuest, Snelling, HireQuest Health, DriverQuest, TradeCorp, MRINetwork, SearchPath Global, and Northbound Executive Search franchised offices across the United States. Through its national network of over 400 franchisee-owned offices across the United States, HireQuest provides employment for approximately 73,000 individuals annually that work for thousands of customers in numerous industries including construction, light industrial, manufacturing, hospitality, clerical, medical, travel, financial services, and event services. For more information, visit www.hirequest.com

Important Cautions Regarding Forward-Looking Statements

This news release includes, and the company’s officers and other representatives may sometimes make or provide certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, among others, statements with respect to future economic conditions, future revenue or sales and the growth thereof; operating results; anticipated benefits of acquisitions, or the status of integration of those entities; the declaration, or not, of future dividends; and other similar statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.

While the company believes these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on the company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. The company cannot assure you that these expectations will occur, and its actual results may be significantly different. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by the company include the following: the level of demand and financial performance of the temporary staffing industry; the financial performance of the company’s franchisees; changes in customer demand; economic uncertainty caused by macroeconomic trends including potential inflation or a recessionary environment; uncertainty in the supply chain or economy caused by Russia’s invasion of Ukraine, the war between Israel and Palestine, or other global conflict; the relative success or failure of acquisitions and new franchised offerings; our success in reducing workers’ compensation expenses; the extent to which the company is successful in gaining new long-term relationships with customers or retaining existing ones, and the level of service failures that could lead customers to use competitors’ services; significant investigative or legal proceedings including, without limitation, those brought about by the existing regulatory environment or changes in the regulations governing the temporary staffing industry and those arising from the action or inaction of the company’s franchisees and temporary employees; strategic actions, including acquisitions and dispositions and the company’s success in integrating acquired businesses including, without limitation, successful integration following any of our various acquisitions; success or failure in determining how to allocate capital; disruptions to the company’s technology network including computer systems and software; natural events such as severe weather, fires, floods, and earthquakes, or man-made or other disruptions of the company’s operating systems; and the factors discussed in the “Risk Factors” section and elsewhere in the company’s most recent Annual Report on Form 10-K and the quarterly reports on Form 10-Q filed thereafter.

Any forward-looking statement made by the company or its management in this news release is based only on information currently available to the company and speaks only as of the date on which it is made. The company and its management disclaim any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Company Contact:

HireQuest, Inc.

David Hartley, Vice President of Corporate Development

(800) 835-6755

Email: cdhartley@hirequest.com

Investor Relations Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

Email: hirequest@imsinvestorrelations.com

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HireQuest, Inc.

Consolidated Balance Sheets

(in thousands, except par value data)	June 30, 2024	December 31, 2023
	(unaudited)	(audited)
ASSETS
Current assets
Cash	$614	$1,342
Accounts receivable, net of allowance of $365 and $199	49,878	44,394
Notes receivable	1,863	1,788
Prepaid expenses, deposits, and other assets	3,665	3,283
Prepaid workers' compensation	1,630	646
Total current assets	57,650	51,453
Property and equipment, net	4,198	4,280
Workers’ compensation claim payment deposit	1,128	1,469
Deferred tax asset	326	325
Franchise agreements, net	20,588	21,440
Other intangible assets, net	9,936	10,162
Goodwill	5,870	5,870
Other assets	70	102
Notes receivable, net of current portion and allowance of $623 thousand	6,959	7,834
Intangible asset held for sale - discontinued operations	891	891
Total assets	$107,616	$103,826
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$250	$137
Line of credit	15,700	14,119
Term loans payable	348	514
Other current liabilities	1,794	2,338
Accrued payroll, benefits, and payroll taxes	3,595	4,286
Due to franchisees	10,625	9,881
Risk management incentive program liability	823	565
Workers' compensation claims liability	3,876	3,871
Total current liabilities	37,011	35,711
Term loan payable, net of current portion	-	132
Workers' compensation claims liability, net of current portion	2,775	2,766
Franchisee deposits	2,416	2,485
Total liabilities	42,202	41,094
Commitments and contingencies (Note 10)
Stockholders' equity
Preferred stock - $0.001 par value, 1,000 shares authorized; none issued	-	-
Common stock - $0.001 par value, 30,000 shares authorized; 14,013 and 13,997 shares issued, respectively	14	14
Additional paid-in capital	35,227	34,527
Treasury stock, at cost - 40 shares	(146)	(146)
Retained earnings	30,319	28,337
Total stockholders' equity	65,414	62,732
Total liabilities and stockholders' equity	$107,616	$103,826

HireQuest, Inc.

Consolidated Statement of Income

(unaudited)

	Three months ended		Six months ended
(in thousands, except per share data)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Franchise royalties	$8,201	$8,745	$16,041	$18,112
Service revenue	479	245	1,058	736
Total revenue	8,680	8,990	17,099	18,848
Selling, general and administrative expenses	5,288	5,625	10,907	11,470
Depreciation and amortization	697	700	1,395	1,397
Income from operations	2,695	2,665	4,797	5,981
Other miscellaneous income	39	99	76	142
Interest income	151	68	287	114
Interest and other financing expense	(253)	(314)	(495)	(854)
Net income before income taxes	2,632	2,518	4,665	5,383
Provision for income taxes	557	465	897	1,012
Net income from continuing operations	2,075	2,053	3,768	4,371
(Loss) income from discontinued operations, net of tax	(36)	(45)	(110)	267
Net income	$2,039	$2,008	$3,658	$4,638

Basic earnings (loss) per share
Continuing operations	$0.15	$0.15	$0.27	$0.32
Discontinued operations	-	-	(0.01)	0.02
Total	$0.15	$0.15	$0.26	$0.34

Diluted earnings (loss) per share
Continuing operations	$0.15	$0.15	$0.27	$0.32
Discontinued operations	-	-	(0.01)	0.02
Total	$0.15	$0.15	$0.26	$0.34

Weighted average shares outstanding
Basic	13,818	13,720	13,809	13,699
Diluted	13,886	13,817	13,889	13,779

HireQuest, Inc.

Non-U.S. GAAP - Reconciliation of Net Income to Adjusted EBITDA

(unaudited)

	Three months ended		Six months ended
(in thousands)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income	$2,039	$2,008	$3,658	$4,638
Interest expense	253	314	495	854
Provision for income taxes	557	465	897	1,012
Depreciation and amortization	697	700	1,395	1,397
EBITDA	3,546	3,487	6,445	7,901
WOTC related costs	106	125	192	270
Non-cash compensation	338	259	700	621
Provision for credit losses	50	-	50	-
Acquisition related charges, net	-	-	11	(340)
Adjusted EBITDA	$4,040	$3,871	$7,398	$8,452

HireQuest, Inc.

Supplemental Metrics – SG&A Breakdown

(unaudited)

	Three months ended		Six months ended
(in thousands)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Core SG&A	$4,586	$4,935	$9,532	$10,595
Net workers' compensation expense (benefit)	547	690	1,119	875
MRINetwork advertising fund expenses	105	-	206	-
Impairment of notes receivable	50	-	50	-
SG&A	5,288	5,625	10,907	11,470